EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of UNOVA, Inc. on Form S-8 of our report dated March 6, 2002, appearing in the Annual Report on Form 10-K of UNOVA, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

July 3, 2002